                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              WEYCO GROUP, INC.
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                              WEYCO GROUP, INC.
-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                            [WEYCOGroup, Inc. logo]

                              Milwaukee, Wisconsin

                                   Notice of

                         ANNUAL MEETING OF SHAREHOLDERS

                           To be Held April 23, 1996

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of WEYCO GROUP, INC., a Wisconsin corporation (hereinafter called the "Company"), will be held at the general offices of the Company, 234 East Reservoir Avenue, Milwaukee, Wisconsin 53212, on Tuesday, April 23, 1996 at 10:00 A.M. (Central Daylight
Time), for the following purposes:

    1. To elect four members to the Board of Directors;

    2. To act on a proposal to approve the Weyco Group, Inc. 1996 Nonqualified Stock Option Plan; and

    3. To consider and transact any other business that properly may come before the meeting or any adjournment thereof.

The Board of Directors has fixed March 5, 1996 as the record date for the determination of the common shareholders entitled to notice of and to vote at this annual meeting or any adjournment thereof.

The Board of Directors requests that you indicate your voting directions, sign and promptly mail the enclosed proxy(ies) for the meeting. Any proxy may be revoked at any time prior to its exercise.

                                           By order of the Board of Directors,

                                                    JOHN F. WITTKOWSKE

                                                        Secretary

March 25, 1996

                                PROXY STATEMENT

                                  INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of Weyco Group, Inc. for exercise at the annual meeting of shareholders to be held at the offices of the Company, 234 East Reservoir Avenue, Milwaukee, Wisconsin 53212, at 10:00 A.M. (Central Daylight Time) on Tuesday, April 23, 1996, or any adjournment thereof.

Any shareholder delivering the form of proxy has the power to revoke it at any time prior to the time of the annual meeting by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date or by attendance at the meeting and electing to vote in person by giving notice of such election to the Secretary of the Company. Proxies properly signed and returned will be voted as specified thereon. The proxy statements and the proxies are being mailed to shareholders on approximately March 25, 1996.

The Company has two classes of common stock entitled to vote at the meeting -- Common Stock, $1.00 par value, with one vote per share and Class B Common Stock, $1.00 par value, with ten votes per share. As of March 5, 1996, the record date for determination of the common shareholders entitled to notice of and to vote at the meeting or any adjournment thereof, there were outstanding 1,296,313 shares of Common Stock and 334,482 shares of Class B Common Stock.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth information, as of March 5, 1996, with respect to the beneficial ownership of the Company's common stock by each director and nominee for director and by all directors and officers as a group.

                                                           COMMON STOCK
                                                     ------------------------     CLASS B COMMON STOCK
                                                     NO. OF SHARES              ------------------------
                                                     AND NATURE OF              NO. OF SHARES
                                                      BENEFICIAL     PERCENT    AND NATURE OF
                                                       OWNERSHIP     OF CLASS    BENEFICIAL     PERCENT
                                                        (1)(2)         (3)      OWNERSHIP (2)   OF CLASS
                                                     -------------   --------   -------------   --------
Thomas W. Florsheim................................     167,717        12.79       202,140        60.43
  234 E. Reservoir Ave., Milwaukee, WI 53212
Robert Feitler.....................................      10,000          .77        15,000         4.48
  234 E. Reservoir Ave., Milwaukee, WI 53212
John W. Florsheim..................................      24,217         1.86         3,422         1.02
  234 E. Reservoir Ave., Milwaukee, WI 53212
Thomas W. Florsheim, Jr. ..........................      38,320         2.94         3,514         1.05
  234 E. Reservoir Ave., Milwaukee, WI 53212
Leonard J. Goldstein...............................       1,000          .08            --           --
Frank W. Norris....................................       1,774          .14           274          .08
Frederick P. Stratton, Jr. ........................       9,000          .69         7,200         2.15
All Directors and Officers as a Group (11 persons
  including the above-named).......................     285,953        21.04       238,250        71.23

NOTES:

(1) Includes the following unissued shares deemed to be "beneficially owned" under Rule 13d-3 which may be acquired upon the exercise of outstanding stock options: Mr. Thomas W. Florsheim -- 15,000; Mr. Robert Feitler -- 10,000; Mr. John W. Florsheim -- 6,500; Mr. Thomas W. Florsheim, Jr. -- 9,000; All Directors and Officers as a Group -- 62,500.

(2) The specified persons have sole voting power and sole dispositive power as to all shares indicated above, except for the following shares as to which voting and dispositive power are shared:

                                                      COMMON   CLASS B COMMON
                                                      ------   --------------
                      Thomas W. Florsheim             4,316         4,316
                      Robert Feitler                     --            --
                      John W. Florsheim               1,042            --
                      Thomas W. Florsheim, Jr.        1,042            --
                      Frederick P. Stratton              --         1,200
                      All Directors and Executive
                        Officers as a Group           8,500         9,216

(3) Calculated on the basis of outstanding shares plus shares which can be acquired upon exercise of outstanding stock options.

The following table sets forth information, as of December 31, 1995, with respect to the beneficial ownership of the Company's Common Stock by those persons, other than those reflected in the above table, believed by the Company to own beneficially more than five percent (5%) of the Common Stock outstanding. The Company believes there are no other persons who own beneficially more than five percent (5%) of the Class B Common Stock outstanding.

                NAME AND ADDRESS OF                 AMOUNT AND NATURE OF
                 BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP  PERCENT OF CLASS
--------------------------------------------------- --------------------  ----------------
Quest Advisory Corp., and Quest Management Company
1414 Avenue of the Americas
New York, New York 10019                                   169,638              13.09

NOTE:

    According to the Schedule 13G statement filed as a group by Quest Advisory Corp. and Quest Management Company in February 1996, Quest Advisory Corp. has sole voting and dispositive power with respect to 142,950 shares of Common Stock of the Company and Quest Management Company has sole voting and dispositive power with respect to 26,688 shares of Common Stock of the Company.

                             ELECTION OF DIRECTORS

A majority of the votes entitled to be cast by outstanding shares of Common Stock and Class B Common Stock (considered together, as a single voting group), represented in person or by proxy, will constitute a quorum at the annual meeting.

Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock and Class B Common Stock (voting together as a single voting group) at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Votes "against" a candidate are not given legal effect and are not counted as votes cast in an election of directors. Votes will be tabulated by an inspector at the meeting.

In January of 1996, the Board of Directors voted unanimously to amend the Company Bylaws to increase the number of directors from five to seven, and to appoint Thomas W. Florsheim, Jr. and John W. Florsheim directors to fill the newly created vacancies for a term to expire on April 23, 1996. John W. Florsheim is being nominated for only a one year term in order to properly stagger the directors' terms. Thomas W. Florsheim, Jr. is included with current directors Robert Feitler and Leonard J. Goldstein for nomination for a three-year term.

The persons who are nominated as directors and for whom the proxies will be voted and all continuing Directors are listed below. If any of the nominees should decline or be unable to act as a Director, which eventuality is not foreseen, the proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.

                                     SERVED AS
          NOMINEE                    DIRECTOR                    PRINCIPAL OCCUPATION AND
  FOR TERM EXPIRING 1997      AGE      SINCE                        BUSINESS EXPERIENCE
---------------------------   ---    ---------    -------------------------------------------------------
John W. Florsheim             32        1996      Vice President of the Company, 1994 to present; Branch
                                                  Manager, M&M/Mars, Inc. 1990 to 1994
NOMINEES
FOR TERM EXPIRING 1999
---------------------------
Thomas W. Florsheim, Jr.      38        1996      Vice President of the Company, 1988 to present

Robert Feitler                65        1964      President and Chief Operating Officer of the Company
  (1)                                             1968 to 1996; also a Director of Associated Banc-Corp.
                                                  and Strattec Security Corp.

Leonard J. Goldstein          69        1992      Retired; Chairman of the Board of Miller Brewing Com-
  (1)(2)(3)(4)                                    pany 1991 to 1993; President and Chief Executive
                                                  Officer of Miller Brewing Company 1988 to 1991
CONTINUING DIRECTORS
TERM EXPIRES 1998
---------------------------
Thomas W. Florsheim           65        1964      Chairman of the Board and Chief Executive Officer of
  (1)                                             the Company 1968 to present

Frank W. Norris               75        1981      Director of Associated Bank Milwaukee; President of
  (1)(2)(3)(4)                                    Associated Bank Milwaukee, 1994; Vice Chairman of the
                                                  Board of Associated Bank Milwaukee, 1991 to 1994;
                                                  Chairman of the Board of Associated Bank Milwaukee,
                                                  1985 to 1991
CONTINUING DIRECTOR
TERM EXPIRES 1997
---------------------------
Frederick P. Stratton, Jr.    56        1976      Chairman of the Board and Chief Executive Officer of
  (1)(2)(3)(4)                                    Briggs & Stratton Corporation (Manufacturer of Gasoline
                                                  Engines) 1986 to present; also a Director of Banc One
                                                  Corporation and Wisconsin Energy Corporation

NOTES:

(1) Member of Executive Committee, of which Mr. Florsheim is Chairman. No meetings were held in 1995. The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board, except for declaring dividends, filling vacancies in the Board of Directors or committees thereof, amending the Articles of Incorporation, adopting, amending or repealing Bylaws and certain other matters.

(2) Member of Audit Committee, of which Mr. Stratton is Chairman. One meeting was held in 1995. The Audit Committee reviews accounting policies and practices of the Company, including the adequacy of the system of internal accounting controls. It also recommends to the Board a firm of independent public accountants to make an audit of the annual financial statements of the Company and reviews with the independent public accountants the plan and result of their audit of these financial statements.

(3) Member of Compensation and Fringe Benefit Committee, of which Mr. Norris is Chairman. One meeting was held in 1995. The Compensation and Fringe Benefit Committee establishes compensation arrangements for senior management.

(4) Member of Stock Option Committee, of which Mr. Norris is Chairman. One meeting was held in 1995. The Stock Option Committee administers the granting of stock options to officers and other key employees of the Company and its subsidiaries.

The Board of Directors held fourteen meetings in 1995. The Company has no nominating or similar committee of the Board of Directors.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year 1995, as well as for the Company's two previous years.

                                                                       LONG TERM COMPENSATION
                                                                    -----------------------------
                                                                           AWARDS
                                     ANNUAL COMPENSATION            --------------------  PAYOUTS
                           ---------------------------------------             OPTIONS/   -------
                                                      OTHER ANNUAL  RESTRICTED   SARS      LTIP     ALL OTHER
    NAME AND PRINCIPAL                                COMPENSATION    STOCK       (#)     PAYOUTS  COMPENSATION
         POSITION          YEAR  SALARY($)  BONUS($)    ($) (1)     AWARDS($)   (2)(3)      ($)      ($) (1)
-------------------------- ----  ---------  --------  ------------  ---------  ---------  -------  ------------
Thomas W. Florsheim        1995   400,000     --         --           --         5,000      --        --
  Chairman and Chief       1994   400,000     --         --           --         5,000      --        --
  Executive Officer        1993   400,000     --         --           --         5,000      --        --
Robert Feitler             1995   350,000     --         --           --         --         --        --
  President and Chief      1994   350,000     --         --           --         5,000      --        --
  Operating Officer        1993   350,000     --         --           --         5,000      --        --
James F. Gorman            1995   199,500     --         --           --         2,000      --        --
  Vice President           1994   197,023     --         --           --         2,000      --        --
                           1993   191,853     --         --           --         2,000      --        --
Peter S. Grossman          1995   207,500     --         --           --         2,000      --        --
  Vice President           1994   206,355     --         --           --         2,000      --        --
                           1993   201,081     --         --           --         2,000      --        --
Thomas W. Florsheim, Jr.   1995   152,000     --         --           --         5,000      --        --
  Vice President           1994   141,855     --         --           --         2,000      --        --
                           1993   131,043     --         --           --         2,000      --        --

NOTES:

(1) Other compensation to the named individuals did not exceed the lesser of $50,000 or 10% of salary.

(2) Options to acquire shares of Common Stock.

(3) The Company has granted no stock appreciation rights.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
----------------------------------------------------------------------------------

                                              % OF                                   POTENTIAL REALIZABLE
                                 NUMBER OF    TOTAL                                  VALUE AT ASSUMED
                                 SECURITIES   OPTIONS/                               ANNUAL RATES OF
                                 UNDERLYING   SARS                                   STOCK PRICE
                                 OPTIONS/     GRANTED TO                             APPRECIATION FOR
                                 SARS         EMPLOYEES   EXERCISE OR                OPTION TERM
                                 GRANTED      IN FISCAL   BASE PRICE    EXPIRATION   --------------------
NAME                             (#)          YEAR        ($/SH)        DATE         5% ($)      10% ($)
-------------------------------  ----------   ---------   -----------   ----------   -------     --------
Thomas W. Florsheim              5,000        17          39.25         11/20/00     54,000      119,800
Robert Feitler                   --           --          --                --         --           --
James F. Gorman                  2,000         7          39.25         11/20/00     21,700       47,900
Peter S. Grossman                2,000         7          39.25         11/20/00     21,700       47,900
Thomas W. Florsheim, Jr.         5,000        17          39.25         11/20/00     54,000      119,800

NOTE: The Company has granted no stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table provides information related to options exercised by the named executive officers during 1995 and the number and value of options held at December 31, 1995. The Company has not granted any stock appreciation rights.

                                                    VALUE          NUMBER OF        VALUE OF UNEXERCISED
                                 SHARES ACQUIRED   REALIZED   UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
              NAME               ON EXERCISE(#)    ($) (1)     AT FY-END(#) (2)     AT FY-END($) (2)(3)
-------------------------------- ---------------   --------   -------------------   --------------------
Thomas W. Florsheim                   15,000       150,625           15,000                 74,375
Robert Feitler                        15,000       147,500           10,000                 74,375
James F. Gorman                        2,000        17,250            6,000                 29,750
Peter S. Grossman                      2,000        22,500            6,000                 29,750
Thomas W. Florsheim, Jr.               2,000        18,000            9,000                 29,750

NOTES:

(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) All options held by the named individuals at December 31, 1995 were exercisable and in-the-money.

(3) The fair market value of the Company's Common Stock at December 31, 1995 was $39.25 (average of bid -- $37.50 and asked -- $41.00). Value was calculated on the basis of the difference between the option exercise price and $39.25 multiplied by the number of shares of Common Stock underlying the option.

PENSION PLANS

The Company maintains a defined benefit pension plan for various employees of the Company, including salaried employees. The Company also maintains an unfunded excess benefits plan so that participants in the defined benefit pension plan may receive pension benefits which they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code.

The following table shows estimated annual benefits payable at normal retirement under the general plan formula to persons whose normal retirement age is 65 in specified earnings and years-of-service classifications. Amounts in excess of $118,800 or based on income in excess of $150,000 are payable pursuant to the excess benefits plan.

                                     YEARS OF SERVICE
HIGHEST FIVE YEAR     ----------------------------------------------
AVERAGE EARNINGS        10           15           20           25
-----------------     -------     --------     --------     --------
    $ 100,000         $14,000     $ 22,000     $ 29,000     $ 36,000
      150,000          22,000       34,000       45,000       56,000
      200,000          30,000       46,000       61,000       76,000
      250,000          38,000       58,000       77,000       96,000
      300,000          46,000       70,000       93,000      116,000
      350,000          54,000       82,000      109,000      136,000
      400,000          62,000       94,000      125,000      156,000
      450,000          70,000      100,000      141,000      176,000
      500,000          78,000      118,000      157,000      196,000

The plans provide for normal retirement at age 65 and provide for reduced benefits for early retirement beginning at age 55. Pension benefits are payable as a straight life annuity and are calculated under a formula which is integrated with Social Security, although the amounts determined under the formula are not reduced by Social Security benefits or other offsets. The normal retirement benefit is based on (i) the highest average earnings for any 5 consecutive years during the 10 calendar years ending with the year of retirement, (ii) length of service up to 25 years and (iii) the highest average covered compensation for Social Security purposes. Earnings covered by the plan are generally defined as wages for purposes of federal income tax withholding and therefore may include minor items in addition to those included in the above Summary Compensation Table as "Salary". Years of credited service under the plans for the individuals described in the above Summary Compensation Table are as follows: Mr. Florsheim -- 25; Mr. Feitler -- 25; Mr. Gorman -- 25; Mr. Grossman -- 25; Mr. Florsheim, Jr. -- 14.

The foregoing describes the general formula under the defined benefit plan and related excess benefits plan as revised in 1991. Those salaried employees who were covered in the plans on January 1, 1989 are provided with the higher of the benefits described above or a minimum benefit based on a prior formula through the defined benefit plan, the unfunded excess benefits plan described above and an unfunded deferred compensation plan. The normal retirement benefit under the prior formula is based on the highest average earnings for any 5 consecutive years during the 15 calendar years preceding retirement and length of service up to 25 years. Minimum benefit amounts are not subject to any deduction for Social security benefits. Earnings covered by this formula are the same as those shown in the above Summary Compensation Table as "Salary".

The following table shows estimated annual benefits payable under the prior formula upon normal retirement to persons in specified earnings and years-of-service classifications. Amounts in excess of $118,800 or based on income in excess of $150,000 are payable pursuant to the excess benefits plan and the deferred compensation plan.

                                 YEARS OF SERVICE
HIGHEST FIVE YEAR    ----------------------------------------------
AVERAGE EARNINGS       10           15           20           25
----------------     -------     --------     --------     --------
    $100,000         $16,000     $ 23,000     $ 31,000     $ 39,000
     150,000          24,000       35,000       47,000       59,000
     200,000          32,000       48,000       63,000       79,000
     250,000          40,000       59,000       79,000       99,000
     300,000          48,000       71,000       95,000      119,000
     350,000          56,000       84,000      111,000      139,000
     400,000          64,000       95,000      127,000      159,000
     450,000          72,000      107,000      143,000      179,000
     500,000          80,000      120,000      159,000      199,000

COMPENSATION OF DIRECTORS

Directors of the Company who are not also employees of the Company or subsidiaries receive a quarterly retainer of $1,250. In addition, they receive $1,000 for each Board or Committee meeting attended, except that for each additional meeting attended on the same day the compensation is $500. These Directors may defer payment of all or part of their fees under the Deferred Compensation Plan for Directors until they cease to be Directors.

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

The Company has entered into employment contracts with both Thomas W. Florsheim and Robert Feitler whereby, for services to be rendered, their employment will be continued until December 31, 1996, at salary levels to be determined and reviewed periodically. These contracts provide, among other things, that a lump sum amount equal to slightly less than three times his base amount compensation (as defined in Section 280G of the Internal Revenue Code) will be paid to Mr. Florsheim or Mr. Feitler, respectively, as severance pay, in the event the Company terminates his employment without cause or he terminates his employment following a change in control of more than 15% of the shares of the Company, the replacement of two or more directors by persons not nominated by the Board of Directors, any enlargement of the size of the Board of Directors if the change was not supported by the existing Board of Directors, a merger, consolidation or transfer of assets of the Company, or a substantial change in his responsibilities. In the event Mr. Florsheim or Mr. Feitler is prevented from performing his duties by reason of permanent disability, his normal salary will be discontinued and a disability salary of $300,000 per annum for Mr. Florsheim and $161,500 per annum for Mr. Feitler will be paid until December 31, 1998. Also, in the event Mr. Florsheim or Mr. Feitler dies prior to the termination of his employment under the contract, a death benefit equal to his salary at the annual rate being paid to him at the date of death will be paid to a designated beneficiary for a three-year period. As of January 1, 1996, Mr. Florsheim's annual salary is $400,000 and Mr. Feitler's is $350,000.

The Company entered into deferred compensation agreements with both Mr. Florsheim and Mr. Feitler under which each of them, or their designated beneficiaries in the event of their death, would be entitled to a deferred compensation benefit of $180,000 per year for twenty years upon reaching age 65 while employed by the Company, payable commencing upon retirement from employment by the Company or at death. Under the original agreements, Mr. Florsheim or Mr. Feitler could also elect to receive reduced payments in lieu of the above amounts (a) upon termination of employment after reaching age 60, or
(b) upon termination of employment because of disability. In the event Mr. Florsheim or Mr. Feitler would die prior to entitlement to the payments described above, their designated beneficiaries would be entitled to a death benefit of between $144,000 and $180,000 per year for twenty years.

On December 1, 1995, the Board of Directors, with Mr. Florsheim and Mr. Feitler abstaining, approved the amendment of the deferred compensation agreements between the Company and Mr. Florsheim and Mr. Feitler. The amended agreements accelerate the payments which would have been made under the previous agreements. The amended agreements call for the following payments which have the same present value at a 7% discount rate as of the employee's 65th birthday as the compensation under the previous agreements.

                          AMOUNT OF PAYMENT
                    -----------------------------
DATE OF PAYMENT     MR. FLORSHEIM     MR. FEITLER
---------------     -------------     -----------
    12/01/95          $ 575,000        $ 600,000
     2/01/96            575,000          600,000
     2/01/97            575,000          700,000
     2/01/98            423,751          232,432

The Company has entered into death benefit plan agreements with both Thomas W. Florsheim and Robert Feitler under which their designated beneficiaries would receive a lump sum payment of $444,727 in the event of Mr. Florsheim's or Mr. Feitler's death while they are employed by the Company. Because of these agreements, neither Mr. Florsheim nor Mr. Feitler is a participant in the Company's group term life insurance program.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Norris is a director of Associated Bank Milwaukee and Mr. Feitler is a director of both Associated Bank Milwaukee and its parent, Associated Banc Corporation. Mr. Norris is a member of the Compensation Committee.

REPORT OF THE COMPENSATION AND FRINGE BENEFIT COMMITTEE AND
STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation and Fringe Benefit Committee and the Stock Option Committee are composed of three non-employee directors who are responsible for establishing the total compensation of the CEO and other executive officers of the Company.

The Company historically has not utilized a bonus or other similar incentive pay scheme except for the granting of stock options, which are incentives for increasing the Company's long-term growth and profitability.

Salaries of the CEO and other executive officers are reviewed annually and adjusted according to individual performance and ability to fulfill the position's assigned duties and responsibilities, its accountability and its impact on the operations and profitability of the Company.

The salaries of the CEO and President were established by the Compensation and Fringe Benefit Committee ("the Committee") at $400,000 and $350,000, respectively, as of January 1, 1995, which represented no increase from 1994. It was also acknowledged that since both the CEO and President are principal shareholders of the Company, their stock ownership provides performance incentives that encourage long-term growth in value for public shareholders. Stock options were granted at market value to the CEO and President in 1995 to reinforce these performance incentives.

In addition, stock options have also been granted to other executive officers of the Company to link total executive compensation to stock price performance. Options were granted in 1995 to other executive officers.

This report is submitted by the members of the Compensation and Fringe Benefit Committee and the Stock Option Committee.

                                               Leonard J. Goldstein
                                               Frank W. Norris
                                               Frederick P. Stratton, Jr.

STOCK PERFORMANCE

The following line graph compares the cumulative total shareholder return on the Company's common stock during the five years ended December 31, 1995 with the cumulative return on the Nasdaq Non-Financial Stock Index and the Russell 3000-Shoes Index. The comparison assumes $100 was invested on December 31, 1990 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 1995
               WEYCO GROUP, INC., NASDAQ NON FINANCIAL INDEX AND
                            RUSSELL 3000-SHOES INDEX

                                                          NASDAQ
       MEASUREMENT PERIOD            WEYCO GROUP,      NON-FINANCIAL    RUSSELL 3000 -
      (FISCAL YEAR COVERED)              INC.              INDEX             SHOES
1990                                            100               100               100
1991                                             99               161               149
1992                                            110               176               167
1993                                            132               203               132
1994                                            148               195               138
1995                                            162               268               156

                   PROPOSAL TO APPROVE THE WEYCO GROUP, INC.
                      1996 NONQUALIFIED STOCK OPTION PLAN

The Board of Directors of the Company believes its compensation structure should provide incentive for management to increase shareholder value. Accordingly, the Company utilizes stock options as a component of the total compensation package for officers and other key employees of the Company and its subsidiaries. In order to encourage those officers and employees to increase their equity stake in the Company, the Board of Directors has adopted the Weyco Group, Inc. 1996 Nonqualified Stock Option Plan (the "1996 Plan"). The 1996 Plan is intended to replace the Weyco Group, Inc. 1992 Nonqualified Stock Option Plan (the "1992 Plan"). The 1992 Plan is being replaced because an insufficient number of shares remains available for issuance under that plan. A copy of the 1996 Plan is annexed hereto as Exhibit A. The following description of the 1996 Plan is qualified in its entirety by reference to the complete text set forth in Exhibit A.

All key salaried employees, including officers, of the Company and its subsidiaries are eligible to participate in the 1996 Plan. Currently, 15 such employees participate in the 1992 Plan, and it is likely that the same individuals will participate in the 1996 Plan.

The 1996 Plan will be administered by the Stock Option Committee of the Board of Directors of the Company, initially Federick P. Stratton, Jr., Frank W. Norris, and Leonard Goldstein, none of whom participate in any Company plans. The committee has been constituted in this way partly to permit the 1996 Plan to comply with the Rule 16b-3 under the Securities Exchange Act of 1934.

Under the 1996 Plan 100,000 shares of the Company's Common Stock are available for issuance upon the exercise of options granted pursuant to the Plan. No eligible employee shall be granted an option or options in any calendar year covering more than 15,000 shares. No options may be granted under the plan after December 31, 2005.

Options are granted without consideration by the committee, which determine the number of shares subject to such options, the exercise date(s) and the expiration date(s). The exercise price shall be 100 percent of the fair market value of the shares on the date on which the options are granted, and may be paid in cash, through surrender of shares of Company Common Stock owned by the optionee ("delivered stock"), or a combination of both. As of March 5, 1996, the market value of the Company's Common Stock was $37.50 per share (based on the average of the high and low trades for the day on the NASDAQ National Market).

No options will be granted under the 1996 Plan pending shareholder approval of the 1996 Plan. Options will be exercisable no sooner than 6 months after the date of grant and, unless otherwise determined by the committee, no more than 5 years after date of grant. Options will expire upon the optionee's termination of employment for cause, one year following termination of employment due to death or 90 days following other termination of employment.

Options are not transferrable except by will or the laws of descent or distribution.

In the event of a stock split, stock dividend, combination or exchange of shares or similar change affecting the common stock, the committee, subject to approval of the Company's Board of Directors, shall make substitutions or adjustments in the aggregate number of shares reserved for issuance and in the number and option price of shares subject to outstanding options as appropriate and equitable to prevent any diminution or enlargement of the rights of participants in the 1996 Plan.

Upon the dissolution or liquidation of the Company or upon any merger in which the Company is not the surviving corporation and which is approved by the Company's non-insider shareholders, the Company shall settle all outstanding options exercisable by their terms for cash. The amount of cash to be paid for any such option shall be equal to the difference between the option exercise price and the fair market value of the Company's stock on the effective date of such dissolution, liquidation or merger.

The federal tax consequences to optionees and the Company are as follows. An optionee will not realize taxable income at the time an option is granted, but taxable income will be realized, and the Company will be entitled to a deduction (provided, under current IRS regulations, that it satisfies certain withholding requirements), at the time of exercise. The amount of income (and the Company's deduction) will be equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. The income realized will be taxed at ordinary income tax rates for federal income tax purposes. On a subsequent disposition of the shares acquired upon exercise, capital gain or loss as determined under the normal asset holding period rules will be realized in the amount of the difference between the proceeds of the sale and the fair market value of the shares on the date of exercise.

If the option exercise price is paid in delivered stock, the exercise is treated as (a) a tax-free exchange of the shares of delivered stock (without recognizing any taxable gain with respect thereto) for a like amount of new shares (with such new shares having the same basis and holding period as the old), and (b) the issuance of additional shares, without consideration therefor, in a taxable transaction. The optionee will recognize compensation income equal to the fair market value of such additional shares on the date of exercise. The optionee's basis in the additional shares will equal the amount of compensation income recognized and the holding period of such shares will begin on the date of exercise. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the option described above.

The affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote on the 1996 Plan at the annual meeting of shareholders, voting together as a single class, is necessary for the 1996 Plan to qualify for reduced reporting and short-swing profit liability treatment under Securities and Exchange Commission rules and to prevent the income realized upon exercise of an option from being subject to the deductible compensation limit imposed under Internal Revenue Code Section 162(m). Abstentions will count as shares present and entitled to vote but broker nonvotes will be counted as shares present but not entitled to vote for this purpose.

A copy of the 1996 Plan is attached hereto as Appendix A and should be read in its entirety by the shareholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ADOPTION OF THIS PROPOSAL.

INDEPENDENT PUBLIC ACCOUNTANTS

It is expected that Arthur Andersen LLP, the Company's independent public accountants for 1995, will be selected for 1996 by the Board of Directors immediately following the annual meeting of shareholders. A representative of Arthur Andersen LLP is expected to be present at the annual meeting of shareholders with the opportunity to make a statement if so desired and such representative is expected to be available to respond to appropriate questions.

                          METHOD OF PROXY SOLICITATION

The entire cost of solicitation of proxies will be borne by the Company. The officers of the Company may solicit proxies from some of the larger shareholders, which solicitation may be made by mail, telephone, telegraph or personal interviews; these officers will not receive additional compensation for soliciting such proxies. Request will also be made of brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, soliciting material to the beneficial owners of shares held of record by such persons.

                                 OTHER MATTERS

The Company has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies will be voted with discretionary authority with respect to any other matters that properly may be presented to the meeting.

                             SHAREHOLDER PROPOSALS

Shareholder proposals must be received by the Company no later than November 30, 1996, in order to be considered for inclusion in next year's annual meeting proxy statement.

                             [WEYCOGroup, Inc. logo]

March 25, 1996                                                JOHN F. WITTKOWSKE

Milwaukee, Wisconsin                                                   Secretary

                                 COMMON STOCK


PROXY                           WEYCO GROUP, INC.
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Thomas W. Florsheim and Robert Feitler or either of them, proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of Weyco Group, Inc. (the "Company") to be held on April 23, 1996 at 10:00 A.M., local time and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.


                       (TO BE SIGNED ON REVERSE SIDE.)



                                                               SEE REVERSE SIDE






    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE.


                 FOR   WITHHELD                                                                              FOR  AGAINST  ABSTAIN
1. Election      / /     / /     NOMINEES:                     2. Proposal to approve The Weyco Group, Inc.  / /    / /      / /
   of Directors                                                1996 Nonqualified Stock Option Plan.
   for their                         John W. Florsheim
   respective terms.                 Thomas W. Florsheim, Jr.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1
INSTRUCTIONS To withhold authority   Robert Feitler            AND FOR PROPOSAL 2 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED
to vote for any individual nominee   Leonard J. Goldstein      OR IF NO DIRECTION IS GIVEN.
print that nominee's name on the
line provided below.                                           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE
                                                               ENCLOSED ENVELOPE.
---------------------------------




SIGNATURE(S)                                                                            DATE
             -----------------------------------------     --------------------------        ---------------------------
NOTE:  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.  JOINT OWNERS SHOULD EACH SIGN.  WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                             CLASS B COMMON STOCK


PROXY                           WEYCO GROUP, INC.
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Thomas W. Florsheim and Robert Feitler or either of them, proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of Weyco Group, Inc. (the "Company") to be held on April 23, 1996 at 10:00 A.M., local time and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Class B Common Stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.



                       (TO BE SIGNED ON REVERSE SIDE.)

                                                               SEE REVERSE SIDE







    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE.


                 FOR   WITHHELD                                                                              FOR  AGAINST  ABSTAIN
1. Election      / /     / /     NOMINEES:                     2. Proposal to approve The Weyco Group, Inc.  / /    / /      / /
   of Directors                                                1996 Nonqualified Stock Option Plan.
   for their                         John W. Florsheim
   respective terms.                 Thomas W. Florsheim, Jr.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1
INSTRUCTIONS To withhold authority   Robert Feitler            AND FOR PROPOSAL 2 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED
to vote for any individual nominee   Leonard J. Goldstein      OR IF NO DIRECTION IS GIVEN.
print that nominee's name on the
line provided below.                                           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE
                                                               ENCLOSED ENVELOPE.
---------------------------------




SIGNATURE(S)                                                                            DATE
             -----------------------------------------     --------------------------        ---------------------------
NOTE:  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.  JOINT OWNERS SHOULD EACH SIGN.  WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.